EXHIBIT NO. EX-99.d.2.d


                                                  AMENDMENT NO. 4 TO SCHEDULE A


                                   SCHEDULE A


         UBS RELATIONSHIP FUNDS
         ----------------------

1.       UBS High Yield Relationship Fund
2.       UBS U.S. Securitized Mortgage Relationship Fund
3.       UBS Defensive High Yield Relationship Fund

         This Amendment No. 4 to Schedule A of the Investment Advisory Agreement by and between UBS Relationship Funds (formerly Brinson Relationship Funds) and UBS Global Asset Management (Americas) Inc. (formerly Brinson Partners, Inc.) dated October 30, 2000 has been agreed to as of this 29th day of April, 2004 by the undersigned.

UBS RELATIONSHIP FUNDS                         UBS RELATIONSHIP FUNDS


By: /S/ PAUL H. SCHUBERT                       By: /S/ DAVID M. GOLDENBERG
    ----------------------------------             -----------------------
    Name:  Paul H. Schubert                    Name:  David M. Goldenberg
    Title: Treasurer and Principal             Title: Vice President and
           Accounting Officer                         Secretary

UBS GLOBAL ASSET MANAGEMENT                    UBS GLOBAL ASSET MANAGEMENT
(AMERICAS) INC.                                (AMERICAS) INC.


By: /S/ ROBERT P. WOLFANGEL                    By: /S/ AMY R. DOBERMAN
    ----------------------------------             -------------------
    Name:  Robert P. Wolfangel                 Name:  Amy R. Doberman
    Title: Chief Financial Officer             Title: Managing Director and
                                                      General Counsel